Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF REGISTERED SERIES OF "MCQUEEN LABS SERIES, LLC – SERIES 005 – DIABLO 6.0 VT GT", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF FEBRUARY, A.D. 2025, AT 3:46 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF REGISTERED SERIES IS THE THIRD DAY OF MARCH, A.D. 2025.

/s/ Charuni Patibanda-Sanchez

Charuni Patibanda-Sanchez, Secretary of State

10115785 8100
SR# 20250850260

Authentication: 203065613
Date: 03-03-25

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:46 PM 02/28/2025
FILED 03:46 PM 02/28/2025
SR 20250850260 - File Number 10115785

Certificate of Registered Series of

McQueen Labs Series LLC – Series 005 - Diablo 6.0 VT GT

In accordance with the Limited Liability Company Agreement of McQueen Labs Series, LLC, a Delaware series limited liability company (the "Company"), dated April 11, 2024 (the "Agreement"), upon the execution of this Certificate of Registered Series by the undersigned manager of the Company, McQueen Labs Series LLC – Series 005 - Diablo 6.0 VT GT shall be formed as a registered series of the Company pursuant to this Certificate of Registered Series, which shall be attached to, and deemed incorporated in its entirety into, the Agreement.

References to Sections and Articles set forth herein are references to Sections and Articles of the Agreement, as in effect as of the Effective Date of Establishment set forth below.

Name of Series	McQueen Labs Series LLC – Series 005 - Diablo 6.0 VT GT
Effective Date of Establishment	March 3, 2025
Series Units:	An unlimited number of Class A Units, one Class X Unit, One Class B Unit
Number of Managers:	Three (3)
Managers:	McQueen Series Managers: Curtis Hopkins and Lachlan DeFrancesco Seller Series Manager: To be named at a later time.
Series Property	The Series Assets. For purposes of McQueen Labs Series LLC – Series 005 - Diablo 6.0 VT GT, "Series Assets" refers to a 2001 Lamborghini Diablo
Additional Provisions	None

[Signature appears on following page]

Agreed and executed as of the Effective Date of Establishment as set forth above by the Company Manager:

McQueen Labs Inc.

By: _/s/ Curtis Hopkins_
Name: Curtis Hopkins
Title: Chief Executive Officer